BEVERLY HILLS LTD., INC.
                               16 N. FT. HARRISON
                              CLEARWATER, FL 33755

                                                               February 17, 2000

Keynote Acquisition Corporation
1504 R Street, NW
Washington, D.C.  20009

         -and-

TPG Capital Corporation
1504 R Street, NW
Washington, D.C.  20009

          Re:  Agreement and Plan of Reorganization

Gentlemen:

     We refer you to the above referenced agreement (the "Agreement") which was executed by us on January 27, 2000, but not accepted and executed by you until the date of this letter. Capitalized terms used in this letter shall have the meanings assigned to them in the Agreement, unless otherwise defined herein.

     The parties hereby agree to amend the Agreement as follows:

     Section 15.11 of the Agreement is amended to read as follows:

     "15.11 Effective Date. The effective date of this Agreement shall be February 23, 2000."

     Except as modified by this amendment, all other provisions of the Agreement shall remain in full force and effect.

     Please sign and date this amendment in the spaces provided on the following page to confirm our mutual understandings and agreements as set forth in this letter and return a singed copy to the undersigned.

                                                 Very truly yours,

                                                 BEVERLY HILLS LTD., INC.


                                                 By: /s/ MARC S. BARHONOVICH
                                                     -----------------------
                                                         Marc S. Barhonovich

Page 2 to Letter Amendment to Agreement and Plan of Reorganization

Acknowledged and Agreed to:

TPG CAPITAL CORPORATION


By: /s/ JAMES M. CASSIDY
    ---------------------------------
        James M. Cassidy, President

         2/23/2000

Date:
      -------------------------------



KEYNOTE ACQUISITION CORPORATION


By: /s/ James M. Cassidy
      -------------------------------
        James M. Cassidy, President

         2/23/2000

Date:
      -------------------------------